UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2023

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Westwater Resources, Inc. (the “Company”) previously filed a Technical Report Summary (“TRS”), disclosing mineral resources, including an economic analysis, for the Company’s Coosa graphite deposit in Alabama as Exhibit 96.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023 (the “Original Filing”). The TRS was completed by SLR International Corporation in compliance with Item 1300 of Regulation S-K and with an effective date of December 11, 2023.

The TRS filed with the Original Filing inadvertently omitted Appendix 1 (at Section 27.0) and Appendix 2 (at Section 28.0) from the TRS. This Amendment No. 1 to the Original Filing (this “Form 8-K/A”) is being filed to reflect the inclusion of Appendices 1 and 2 in the TRS. No other changes have been made to the TRS, Original Filing, or any other exhibit thereto. A copy of the TRS, with the inclusion of the applicable appendices, is filed as Exhibit 96.1 to this Form 8-K/A and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

23.1	Consent of Qualified Person - SLR International Corporation.

96.1	Technical Summary Report for the Coosa Graphite Deposit effective December 11, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2024

WESTWATER RESOURCES, INC.

By:	/s/ Steven M. Cates
Name:	Steven M. Cates
Title:	Senior Vice President-Finance and Chief Financial Officer